EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Datalink Corporation of our report dated March 15, 2012, relating to our audits of the financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Datalink Corporation for the year ended December 31, 2011.

/s/ McGladrey  LLP

Minneapolis, Minnesota

July 13, 2012